PORTFOLIO MANAGEMENT CONTRACT


         Harris Trust and Savings Bank (the "Adviser"), an Illinois bank and Harris Investment Management, Inc., (the "Subadviser") a Delaware corporation registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), agree as follows:

         1. APPOINTMENT OF SUBADVISER. The Adviser appoints the Subadviser to furnish investment advisory and other services to the Harris Insight Funds Trust (the "Trust") for its series listed on Exhibit A hereto (the "Funds") and the Subadviser accepts that appointment for the period and on the terms set forth below.

         2. SERVICES OF SUBADVISER.

         (a) INVESTMENT MANAGEMENT. Subject to the overall control of the Board of Trustees of the Trust (the "Board of Trustees") and the Adviser, the Subadviser shall have supervisory responsibility for the general management and investment of the assets of the Funds giving due consideration to the investment policies and restrictions, portfolio transaction policies and the other statements concerning the respective Funds in the Trust's Declaration of Trust, by-laws and registration statements under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended (the "1933 Act"), to the provisions of the 1933 Act and the 1940 Act and rules and regulations thereunder, to the provisions of the Internal Revenue Code applicable to the Funds as regulated investment companies and to other applicable law (the "Investment Policies and Restrictions"). It is understood that the Subadviser, with the approval of the Adviser and the Board of Trustees, may enter into sub-portfolio management contracts (each, a "Sub-subadvisory Contract") on behalf of any or all Funds with one or more other portfolio managers (each, a "Sub-subadviser"). Each Sub-subadviser or any successor to a Sub-subadviser shall have the responsibilities and duties set forth in Section 3 below and in its respective Sub-subadvisory Contract. As long as a Sub-subadvisory Contract is in effect with respect to all or a portion of the assets of any Fund, the services provided by the Subadviser with respect to those assets will be limited to the supervision and oversight of the Sub-subadviser's performance under the Sub-subadvisory Contract.

         (b) MONITORING SUB-SUBADVISER. The Subadviser shall monitor and evaluate the investment performance of any Sub-subadviser and shall monitor the investment activities of any Sub-subadviser to ensure compliance with the Investment Policies and Restrictions.

         (c) REPORTS AND INFORMATION. The Subadviser shall furnish to the Adviser periodic reports on the investment strategy and performance of the Funds and such additional reports and information as the Adviser or the Board of Trustees or the officers of the Trust may reasonably request.

         (d) UNDERTAKINGS OF SUBADVISER. The Subadviser further agrees that it will:

                  (i) At all times be duly registered as an investment adviser under the Investment

Advisers Act of 1940 and be duly registered and qualified under other securities legislation in each jurisdiction where such registration or qualification is required, whether as portfolio manager, investment counsel or such other category as may be required;

                  (ii) Comply with the 1940 Act and with all applicable rules and regulations of the Securities and Exchange Commission, the provisions of the Internal Revenue Code relating to regulated investment companies, applicable banking laws and regulations, and policy decisions and procedures adopted by the Board of Trustees from time to time;

                  (iii) Select broker-dealers in accordance with guidelines established by the Board of Trustees from time to time and in accordance with applicable law (consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Subadviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Subadviser with research advice and other services);

                  (iv) Maintain books and records with respect to the securities transactions of the Funds;

                  (v) Treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust or to prior, present or potential shareholders, and will not use such records or information for any purpose other than in the performance of its responsibilities and duties hereunder, except (A) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld, (B) when so requested by the Trust, (C) as required by tax authorities or (D) pursuant to a judicial request, requirement or order, provided that the Subadviser takes reasonable steps to provide the Trust with prior notice in order to allow the Trust to contest such request, requirement or order.

         (e) BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser agrees that all records that it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         (f) INDEPENDENT CONTRACTOR. The Subadviser shall for all purposes herein be deemed to be an independent contractor and not an agent of the Trust and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way.

         3. SERVICES OF SUB-SUBADVISER. Subject to the overall supervision and control of the Board of Trustees, the Adviser, and the Subadviser, any Sub-subadviser shall manage the investment and reinvestment of the assets of any Fund for which it has responsibility in accordance with the terms of its Sub-subadvisory Contract, giving due consideration to the Investment Policies and Restrictions applicable to the Fund. Neither the Adviser nor the Subadviser shall be responsible or liable for the investment merits of any decision by a Sub-subadviser to purchase, hold, or sell a particular security for the portfolio of a Fund.

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

         4. UNDERTAKINGS OF ADVISER. The Adviser will:

         (a) Furnish to the Subadviser promptly a copy of each amendment to the registration statement of the Trust under the 1940 Act and the 1933 Act and of each prospectus and statement of additional information relating to the Fund and any supplement thereto;

         (b) Inform the principal custodian of the Funds (the "Custodian") (currently PFPC Trust Company) of the appointment of the Subadviser as investment subadviser and portfolio manager of the Funds;

         (c) Instruct the Custodian to cooperate with the Subadviser in the provision of custodial services to the Funds; and

         (d) Provide the Subadviser with all information that the Subadviser may reasonably require insofar as it relates to the custodial arrangements in connection with this Agreement.

         5. EXPENSES BORNE BY SUBADVISER. The Subadviser at its own expense shall furnish personnel, office space and office facilities and equipment required to render its services pursuant to this Agreement.

         6. COMPENSATION OF SUBADVISER. For the services to be rendered and the expenses to be assumed and to be paid by the Adviser under this Agreement, the Adviser shall pay to the Subadviser a fee, computed and accrued daily and payable on the first business day of each month, at the annual rates set forth on Exhibit A hereto for each Fund considered separately on a portfolio-by-portfolio basis.

         7. NON-EXCLUSIVITY. The services of the Subadviser to the Trust under this Agreement are not to be deemed exclusive and the Subadviser shall be free to render similar services to others so long as its services under this Agreement are not impaired by such other activities.

         8. STANDARD OF CARE. Neither the Subadviser, nor any of its directors, officers, agents or employees shall be liable or responsible to the Trust or its shareholders for any error of judgment, or any loss arising out of any investment, or for any other act or omission in the performance by the Subadviser of its duties under this Agreement, except for liability resulting from willful misfeasance, bad faith or gross negligence on its part or from reckless disregard of its obligations and duties under this Agreement.

         9. INSPECTION. The Adviser (or any authorized agent of the Adviser as advised in writing to the Subadviser) shall have a right to audit, inspect and photocopy documents (and remove such photocopies) relating to investment subadvisory and portfolio management services performed under this Agreement, during normal business hours of the Subadviser.

         10.AUTHORIZED PERSONS.

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

         (a) The Subadviser is authorized to accept instructions and directions with respect to this Agreement signed by any one of ______________ of the Adviser. The Adviser will notify the Subadviser of any changes in its officers empowered to act under this Agreement.

         (b) The Adviser is authorized to accept instructions and directions with respect to this Agreement signed by any Senior Partner or Partner of the Subadviser. The Subadviser will notify the Adviser of any changes in its officers empowered to act under this Agreement.

         (c) The Subadviser will advise the Custodian of the names of persons from whom the Custodian is authorized to accept instructions regarding investment transactions.

         11. USE OF SUBADVISER'S NAME AND MARKS. The Subadviser grants to the Adviser and the Trust the right to use, in marketing, promotional and advertising materials of the Adviser or the Trust, any registered trademarks, logos or other marks that the Subadviser uses in advertising and publicizing itself and its services as a portfolio manager or investment counsel. Any such material shall be subject to the approval by the Subadviser as to form and content prior to its use by the Adviser or the Trust. The Subadviser consents to the disclosure, in documents relating to the Funds, of its name as the investment sub-adviser and portfolio manager of the assets of the Funds.

         12. AMENDMENT. This Agreement may not be amended with respect to a particular Fund without the affirmative votes (a) of a majority of the Directors of the Trustees, including a majority of those Trustees who are not "interested persons" of the Trust, the Adviser or the Subadviser and (b) of a "majority of the outstanding shares" of such Fund. The terms "interested person" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in Sections 2(a)(19) and 2(a)(42) of the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

         13. TERMINATION. This Agreement may be terminated as to any Fund, at any time, without payment of any penalty, by the Board of Trustees, or by a vote of a majority of the outstanding shares of the Fund, upon at least 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time upon at least 60 days' written notice to the Trust. This Agreement shall terminate automatically in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect with respect to a particular Fund for a period of two years from the date hereof and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those Trustees who are not interested persons of the Trust, the Adviser or the Subadviser, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Trustees or by a vote of a majority of the outstanding shares of such Fund.

         14. NOTICE. Any notice, demand, change of address or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal

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

delivery, by registered or certified mail or by transmittal by facsimile or other electronic medium addressed to the recipient as follows:

    To the Subadviser:     Harris Investment Management, Inc.
                           190 S. LaSalle Street, 4th Floor
                           Chicago, IL 60603

                           Telephone:  312.461.7699           Fax: 312.461.6268

    To the Adviser:        Harris Trust and Savings Bank
                           111 W. Monroe Street, 6W
                           Chicago, IL 60603

                           Telephone:  312.461.4088           Fax: 312.293.4291

    To the Trust:          Harris Insight Funds Trust
                           Four Falls Corporate Center, 6th Floor
                           West Conshohocken, PA 19428

                           Telephone:  610.260.6533           Fax:  610.260.6535

         All notices shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the fifth business day following the deposit thereof in the mail and, if given by facsimile or other electronic medium, on the day of transmittal thereof.

         15. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Trust, which shall have all rights against the Subadviser as would pertain to it if this Agreement were directly between the Trust and the Subadviser.

         16. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois and the laws of the United States of America applicable to contracts executed and to be performed therein.

         17. REFERENCES AND HEADINGS. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "under this Agreement" shall be deemed to refer to this Agreement or this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

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

         Dated:  April __, 2000


                                             HARRIS TRUST AND SAVINGS BANK

ATTEST:                                      By ___________________________
                                                Name:
______________________, Secretary               Title:

                                              HARRIS INVESTMENT MANAGEMENT, INC.

ATTEST:                                      By ___________________________
                                                Name:
______________________, Secretary               Title:


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


                                                                       EXHIBIT A
                                                                       ---------

                           HARRIS INSIGHT FUNDS TRUST

                         PORTFOLIO MANAGER COMPENSATION

      ------------------------------------------------------- --------------------------------------------------

                          FUND (SERIES)                                             FEE 1
                          -------------                                             ---
      ------------------------------------------------------- --------------------------------------------------
      Equity Fund                                                                   0.70
      ------------------------------------------------------- --------------------------------------------------
      Equity Income Fund                                                            0.70
      ------------------------------------------------------- --------------------------------------------------
      Growth Fund                                                                   0.90
      ------------------------------------------------------- --------------------------------------------------
      Index Fund                                                                    0.25
      ------------------------------------------------------- --------------------------------------------------
      Small-Cap Opportunity Fund                                                    1.00
      ------------------------------------------------------- --------------------------------------------------
      Small-Cap Value Fund                                                          0.80
      ------------------------------------------------------- --------------------------------------------------
      International Fund                                                            1.05
      ------------------------------------------------------- --------------------------------------------------
      Emerging Markets Fund                                                         1.25
      ------------------------------------------------------- --------------------------------------------------
      Balanced Fund                                                                 0.60
      ------------------------------------------------------- --------------------------------------------------
      Convertible Securities Fund                                                   0.70
      ------------------------------------------------------- --------------------------------------------------
      Bond Fund                                                                     0.65
      ------------------------------------------------------- --------------------------------------------------
      Short-Intermediate Bond Fund                                                  0.70
      ------------------------------------------------------- --------------------------------------------------
      Intermediate Government Bond Fund                                             0.65
      ------------------------------------------------------- --------------------------------------------------
      Tax-Exempt Bond Fund                                                          0.60
      ------------------------------------------------------- --------------------------------------------------
      Intermediate Tax-Exempt Bond Fund                                             0.60
      ------------------------------------------------------- --------------------------------------------------
      Money Market Fund                                                    1st $100 million: 0.14
                                                                           > $100 million: 0.10
      ------------------------------------------------------- --------------------------------------------------
      Tax-Exempt Money Market Fund                                         1st $100 million: 0.14
                                                                           > $100 million: 0.10
      ------------------------------------------------------- --------------------------------------------------
      Government Money Market Fund                                         1st $100 million: 0.14
                                                                           > $100 million: 0.10
      ------------------------------------------------------- --------------------------------------------------










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1   Calculated as a percentage of average daily net assets for each portfolio.

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